EX-99.906CERT

EXHIBIT 13(b)

SECTION 906 CERTIFICATIONS

SECTION 906 CERTIFICATION

John G. Popp, Chief Executive Officer and President, and Omar Tariq, Chief Financial Officer and Treasurer, of Credit Suisse Opportunity Funds (the “Fund”), each certify to his knowledge that:

(1)                                 The Fund’s periodic report on Form N-CSR for the period ended October 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/s/ John G. Popp	/s/ Omar Tariq
John G. Popp	Omar Tariq
Chief Executive Officer and President	Chief Financial Officer and Treasurer
January 6, 2020	January 6, 2020

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.